Exhibit 24

DIRECTORS’ POWER OF ATTORNEY
(Form S-8 for the Company’s Amended and Restated Employee Stock Purchase Plan)

Each of the undersigned directors of Associated Banc-Corp (the “Company”) hereby designates and appoints Randall J. Erickson and Anthony M. Reading-Brown, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of doing any and all acts and things and executing any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) in connection with the Company’s Amended and Restated Employee Stock Purchase Plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director of the Company, any such Registration Statement and any and all amendments, including any or all post-effective amendments, and supplements to the Registration Statement, whether on Form S-8 or otherwise, and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Registration Statement, on one or more counterparts, as of the 20th day of October, 2015.

/s/ John F. Bergstrom	/s/ Eileen A. Kamerick
John F. Bergstrom	Eileen A. Kamerick

/s/ Ruth M. Crowley	/s/ Cory L. Nettles
Ruth M. Crowley	Cory L. Nettles

/s/ Philip B. Flynn	/s/ J. Douglas Quick
Philip B. Flynn	J. Douglas Quick

/s/ R. Jay Gerken	/s/ Karen T. van Lith
R. Jay Gerken	Karen T. van Lith

/s/ William R. Hutchinson	/s/ John (Jay) B. Williams
William R. Hutchinson	John (Jay) B. Williams

/s/ Robert A. Jeffe
Robert A. Jeffe